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As filed with the Securities and Exchange Commission on June 16, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NIVALIS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	20-8969493 (I.R.S. Employer Identification Number)

3122 Sterling Circle
Suite 200
Boulder, CO 80301
(720) 945-7700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jon Congleton
President and Chief Executive Officer
Nivalis Therapeutics, Inc.
3122 Sterling Circle
Suite 200
Boulder, CO 80301
(720) 945-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura I. Bushnell, Esq. Keith M. Townsend, Esq. Markus K. Bauman, Esq. King & Spalding LLP 601 S. California Avenue, Suite 100 Palo Alto, CA 94304 (650) 422-6700	Michael D. Maline, Esq. Robert E. Puopolo, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-204127)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

The Registrant is an "emerging growth company" as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	$14,621,446	$1,700

(1)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-204127), is hereby registered. Includes the offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.
(2)
Based on the public offering price of $14.00 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1, as amended (Commission File No. 333-204127), initially filed by Nivalis Therapeutics, Inc. with the Securities and Exchange Commission (the "Commission") on May 13, 2015, which was declared effective by the Commission on June 16, 2015, are incorporated herein by reference.

        The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on June 17, 2015), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank's regular business hours no later than June 17, 2015.

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 16, 2015.

Nivalis Therapeutics, Inc.
By:	/s/ JON CONGLETON Jon Congleton President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated.

Signature		Title	Date

/s/ JON CONGLETON Jon Congleton		President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2015
/s/ R. MICHAEL CARRUTHERS R. Michael Carruthers		Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 16, 2015
* Howard Furst, M.D.		Chairman of the Board of Directors	June 16, 2015
* Jonathan Leff		Director	June 16, 2015
* Evan Loh, M.D.		Director	June 16, 2015
* John Moore		Director	June 16, 2015
* Robert Conway		Director	June 16, 2015
*By:	/s/ JON CONGLETON Jon Congleton Attorney-in-fact

II-2

 INDEX TO EXHIBITS

Exhibit No.
5.1	Opinion of King & Spalding LLP
23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-204127))

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS